EXHIBIT 99.1

Press Release

EMCORE Corporation Elects New Chairman, Authorizes Planning for Corporate Separation

ALBUQUERQUE, N.M., April 4, 2008 -- EMCORE Corporation (Nasdaq: EMKR - News), a leading provider of semiconductor-based components and subsystems for the broadband, fiber-optic, satellite and terrestrial solar power markets, announced today that, following its annual shareholders’ meeting, its Board of Directors had elected a new Chairman and Chief Executive Officer, and also authorized planning for a separation of its two business lines.

Pursuant to a succession plan announced in 2006, Reuben Richards was elected to the newly-created position of Executive Chairman.  Dr. Thomas Russell, who previously served as Chairman of the Board of Directors, will remain on the Board as Chairman Emeritus.  “Everyone at EMCORE is deeply grateful to Dr. Russell for his many years of service to the Company as its Chairman and for his vision, passion, and leadership over this period,” noted Mr. Richards.  “We look forward to continuing to work with him and our other Board members to meet the exciting opportunities and challenges currently facing the Company.”

Also pursuant to the Company’s previously announced succession plan, Dr. Hong Hou, currently the Company’s President and Chief Operating Officer, succeeded Mr. Richards as Chief Executive Officer and will continue to report to Mr. Richards.  Each of Mr. Richards and Dr. Hou will be active in different aspects of running the Company.

The Company also announced that Thomas Werthan, one of the members of its Board of Directors, had tendered his resignation.  Mr. Richards thanked Mr. Werthan for his past service to the Company.

EMCORE also announced that its Board of Directors has authorized the management of the Company to prepare a comprehensive operational and strategic plan for the separation of the Company’s Fiber Optics and Photovoltaic businesses into separate corporations.  Mr. Richards stated, “We are excited to be taking the first steps in this process, which we believe allows us to maximize the potential of both our business segments.  We will be working closely with investment, accounting and legal advisors over the coming months to develop a structure for this separation that will maximize operating efficiencies as well as maximizing shareholder value.”

About EMCORE

EMCORE Corporation is a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets. EMCORE's Fiber Optics segment offers optical components, subsystems and systems that enable the transmission of video, voice and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV) and fiber-to-the-premises (FTTP) networks. EMCORE's Solar Power segment provides solar products for satellite and terrestrial applications. For satellite applications, EMCORE offers high- efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells and fully integrated solar panels. For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems. For specific information about our company, our products or the markets we serve, please visit our website at http://www.emcore.com.

Safe Harbor

Statements in this press release that are not historical facts, and the assumptions underlying such statements, constitute "forward- looking statements" and assumptions underlying "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and involve a number of risks and uncertainties, including whether the separation of the company’s business segments into separate corporations can be successfully achieved. Readers should also review the risk factors set forth in EMCORE's Annual Report on Form 10-K for the fiscal year ended September 30, 2007. These forward-looking statements are made as of the date hereof, and EMCORE does not assume any obligation to update these statements.

    CONTACT:
    EMCORE Corporation
    Adam Gushard - Interim Chief Financial Officer
    (505) 332-5000
    info@emcore.com

    TTC Group
    Vic Allgeier
    (646) 290-6400
    vic@ttcominc.com